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                                                                    EXHIBIT 3.41


                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       OF

                   INPHYNET ANESTHESIA OF WEST VIRGINIA, INC.


The undersigned, acting as incorporator(s) of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1. The undersigned agrees to become a West Virginia corporation by the name of:

         InPhyNet Anesthesia of West Virginia, Inc.
         (The name of the corporation shall contain one of the words "corporation," "company," "incorporated," "limited" or shall contain an abbreviation or one such words. (Section 31-1-21, W. Va. Code)

2. A. The address at the physical location of the principal office of the corporation will be 1200 South Pine Island Road, Suite 600, in the city, town or village of Plantation, county of Broward, State of Florida, Zip Code 33324.

         The mailing address of the above location, if different, will be
         ___________________________.

         B. The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be 501 Morris Street, in the city, town or village of Charleston, Kanawha County, West Virginia, Zip Code 25325.

         The mailing address of the above location, if different, will be
         ___________________________.

3.       This corporation is organized as:

         A.       Non-stock, non-profit _________.
         or

         B.       Stock, for profit X, and the aggregate value of the
                  authorized capital
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                  stock of said profit corporation will be $10.00 dollars, which shall be divided into 1,000 shares of the par value of $.01 dollars each. (If shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.) (As provided by law, for the purpose of assessment of the license tax, and for no other purpose, shares of stock having no par value shall be presumed to be of the par value of $25 each; but, if such stock was originally issued for a consideration greater than $25 per share, the annual license taxes as are required to be paid to the Tax Commissioner shall be computed upon the basis of the consideration for which such stock was issued. W. Va. Code Section 11-12-78.)

4. The period of duration of the corporation which may be perpetual, is Perpetual.

5. The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any actual, lawful business for which corporations may be incorporated (in West Virginia) as follows:

                  To provide or arrange for physician staffing and management services to hospital anesthesia departments in the state of West Virginia, and to engage in any lawful act or activity for which the corporation may be organized to do business under the laws of West Virginia.

6. The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

                  all such provisions shall be set forth in the By-laws of the corporation.

7. The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

                  none

8. The full names and addresses of the incorporator(s), including street and street number, and the city, town or village, including the zip code, and the number of shares subscribed for by each is (are) as follows:

                                                                NUMBER OF SHARES
         NAME                      ADDRESS                         (OPTIONAL)

         See 1 in Addendum

9. The number of directors constituting the initial board of directors of the corporation is three and the names and addresses of the persons who are to serve as directors until the 1st annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

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
                  NAME                                                 ADDRESS

         J. Clifford Findeiss    -  1200 South Pine Island Road, Ste. 600, Plantation, FL  33324
         Erie Chapman            -  1200 South Pine Road, Ste. 600, Plantation, FL  33324
         George W. McCleary, Jr. -  1200 South Pine Island Road, Ste. 600, Plantation, Fl  33324

10. The name and address of the appointed person to whom notice process may be sent is:

         C T CORPORATION SYSTEM, 707 Virginia Street East, Charleston, W. Va. 25301

                                 ACKNOWLEDGMENT

I (We) the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this "Articles of Incorporation".

         In witness whereof, I (We) have accordingly set (our) my respective hands this 25th day of February, 1997.

(All Incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)
PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE
NOTARY PUBLIC CANNOT BE ACCEPTED.

_____signature /s/ David C. Peck
               ___________________


State of Florida

County of Broward

I, Mary Ann D'Amato, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in item 8 must be inserted in this space by official taking acknowledgment)

         David C. Peck

whose name(s) is signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his (her) (their) signature(s)


                                         My commission expires March 29, 1997
                                           seal________

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                                         /s/        Mary A. D'Amato
                                         _____________________________________
                                                    (Notary Public)

ARTICLES OF INCORPORATION PREPARED BY David C. Peck whose mailing address is 1200 South Pine Island Road, Ste. 600, Plantation, FL 33324.

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                                    ADDENDUM


         Name:        David C. Peck

         Address:     1200 So. Pine Island Road, Suite 600, Plantation, FL 33324

         Number of Shares: